                               EXHIBIT (8)(b)(1)

                  AMENDMENT NO. 12 TO PARTICIPATION AGREEMENT
                          AMONG WRL SERIES FUND, INC.,
                          PFL LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   AND PEOPLES BENEFIT LIFE INSURANCE COMPANY
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                               ADDENDUM NO. 12 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                             WRL SERIES FUND, INC.,
                          PFL LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   AND PEOPLES BENEFIT LIFE INSURANCE COMPANY


     Amendment No. 12 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), and Peoples Benefit Life Insurance Company ("Peoples") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, PFL has established PFL Life Variable Annuity Account C and PFL Life Variable Annuity Account D, separate accounts for purposes of selling variable annuity products, which are to be funded in part by the WRL Series Fund, Inc.

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate accounts, PFL Life Variable Annuity Account C and PFL Life Variable Annuity Account D, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of September 27, 1999.

PFL LIFE INSURANCE COMPANY              WRL SERIES FUND, INC.
By its authorized officer               By its authorized officer

By: /s/  William L. Busler              By: /s/  Thomas E. Pierpan
   ------------------------                ------------------------
   William L. Busler                       Thomas E. Pierpan

Title: President                        Title: Vice President, Secretary and
      -------------                           ---------------------------------
                                               Associate General Counsel
                                              ---------------------------------

AUSA LIFE INSURANCE                     PEOPLES BENEFIT LIFE
COMPANY, INC.                           INSURANCE COMPANY
By its authorized officer               By its authorized officer

By:  /s/  William L. Busler             By: /s/ Frank A. Camp
   ------------------------                --------------------
   William L. Busler                          Frank A. Camp

Title: Vice President                   Title: Vice President and
      --------------                          -----------------
                                               Division General Counsel
                                              ----------------------------
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                                    AMENDED
                                   SCHEDULE A

                          Effective September 27, 1999
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement
                     --------------------------------------

Account(s):       PFL Endeavor Variable Annuity Account
                  PFL Endeavor Platinum Variable Annuity Account
                  Mutual Fund Account
                  PFL Life Variable Annuity Account A
                  PFL Life Variable Annuity Account C
                  PFL Life Variable Annuity Account D
                  PFL Retirement Builder Variable Annuity Account
                  AUSA Life Insurance Company, Inc. Separate Account C
                  Peoples Benefit Life Insurance Company Separate Account V
                  Legacy Builder Variable Life Separate Account
                  AUSA Series Life Account

Policy(ies):      PFL Endeavor Variable Annuity
                  PFL Endeavor Platinum Variable Annuity
                  AUSA Endeavor Variable Annuity
                  Atlas Portfolio Builder Variable Annuity
                  Extra Variable Annuity
                  Access Variable Annuity
                  Retirement Income Builder II Variable Annuity
                  AUSA & Peoples - Advisor's Edge Variable Annuity
                  Peoples - Advisor's Edge Select Variable Annuity
                  Legacy Builder II
                  Legacy Builder Plus
                  AUSA Freedom Financial Builder

Portfolio(s):     WRL Series Fund, Inc.
                    WRL Janus Growth
                    WRL AEGON Bond
                    WRL J.P. Morgan Money Market
                    WRL Janus Global
                    WRL LKCM Strategic Total Return
                    WRL VKAM Emerging Growth
                    WRL Alger Aggressive Growth
                    WRL AEGON Balanced
                    WRL Federated Growth & Income
                    WRL C.A.S.E. Growth
                    WRL NWQ Value Equity
                    WRL GE/Scottish Equitable International Equity WRL GE U.S. Equity
                    WRL J.P. Morgan Real Estate Securities
                    WRL T. Rowe Price Dividend Growth
                    WRL T. Rowe Price Small Cap
                    WRL Goldman Sachs Growth
                    WRL Goldman Sachs Small Cap
                    WRL Pilgrim Baxter Mid Cap Growth
                    WRL Salomon All Cap
                    WRL Dreyfus Mid Cap
                    WRL Third Avenue Value
                    WRL Dean Asset Allocation